AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 25th day of November, 2008, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Transfer Agent Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series, the Al Frank Fund and the Al Frank Dividend Value Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to amend the fees; and

WHEREAS, Section 12 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit B is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit B to the Advisors Series Trust Transfer Agent Servicing Agreement
Name of Series	Date Added
Al Frank Fund	11/18/2002
Al Frank Dividend Value Fund	09/30/2004

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE EFFECTIVE: 12/1/2008
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
♦ No-Load  - $[__] /account
♦ Closed Accounts - $[__] /account

Annual Minimum – Up to [__] accounts per fund
♦ $[__] per no-load fund
♦ $[__] first load or daily accrual fund
♦ $[__] each additional class

Annual Minimum – Over [__] accounts per fund
♦ $[__] per no-load fund
♦ $[__] per load or daily accrual fund
♦ $[__] each additional class
Activity Charges
♦ Telephone Calls - $[__] /minute
♦ E-mail Services
$[__] /month administration
$[__] /e-mail received
♦ Draft Check Processing - $[__] /draft
♦ Daily Valuation Trades - $[__] /trade
♦ Lost Shareholder Search - $[__] /search
♦ AML New Account Service - $1.00/new domestic accounts and $[__]/new foreign account
♦ ACH/EFT Shareholder Services:
$[__] /month/fund group
$[__] /ACH item, setup, change
$[__] /correction, reversal

Out of Pocket costs to be paid by Funds.

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Service Charges to Investors/Shareholders
Qualified Plan Fees (Billed to Investors)
♦ $[__] /qualified plan acct (Cap at $[__]/SSN)
♦ $[__] /Coverdell ESA acct (Cap at $[__]/SSN)
♦ $[__] /transfer to successor trustee
♦ $[__] /participant distribution (Excluding SWPs)
♦ $[__] /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
♦ $[__] /outgoing wire transfer
♦ $[__] /overnight delivery
♦ $[__] /telephone exchange
♦ $[__] /return check or ACH
♦ $[__] /stop payment
♦ $[__] /research request (Cap at $[__]/request)
(For requested items of the second calendar year [or previous] to the request)
Technology Charges
1.   Fund Group Setup (first cusip) - $[__] /fund group
2. Fund Setup - $[__] /cusip (beyond first cusip)
3.   NSCC Service Interface – All NSCC Services
♦ Setup - $[__] /fund group
♦ Annual - $[__] cusip/year
4.   Telecommunications and Voice Services
♦ Service Setup - $[__] ATT transfer connect
♦ VRU Setup - $[__] /fund group
~~♦~~ VRU Maintenance -$[__] /cusip/month
♦ $[__] /voice response call
♦ $[__] /voice recognition call
5. Asset Allocation Services - $[__] /account group/year ([__] reallocations)
5. 12b-1 Aging - $[__] /account/year
6. Average Cost - $[__] /account/year
7. Development/Programming - $[__] /hour
8. File Transmissions – subject to requirements
9. Selects - $[__] per select
10. ReportSource - $[__] /month – Web reporting
11. Extraordinary services – charged as incurred
♦ Conversion of Records (if necessary) – Estimate to be provided.
♦ Custom processing, re-processing
♦ All other extraordinary services
12.  Omnibus Account Transaction - $[__]/transaction

Advisor’s Signature below acknowledges approval of the Exhibit B fee schedule above.
AL FRANK ASSET MANAGEMENT, INC.

By:  /s/ Diane Peck
Printed Name:  Diane Peck
Title:  CFO and CCO                                                 Date:  4/16/2009